Exhibit 21.1

METLIFE, INC.

As of December 31, 2012

Wholly-Owned Active Subsidiaries1

1. 23RD STREET INVESTMENTS, INC. (DE)
2. 85 BROAD STREET LLC (DE)
3. 85 BROAD STREET MEZZANINE LLC (DE)
4. 334 MADISON EURO INVESTMENTS, INC. (DE)
5. 465 N. PARK DRIVE, LLC (DE)
6. 500 GRANT STREET ASSOCIATES LIMITED PARTNERSHIP (CT)
7. 500 GRANT STREET GP LLC (DE)
8. 1201 TAB MANAGER, LLC (DE)
9. 1320 GP LLC (DE)
10. 1320 OWNER LP (DE)
11. 1320 VENTURE LLC (DE)
12. 10420 MCKINLEY PARTNERS, LP(DE)
13. AGENVITA S.R.L.(ITALY)
14. AHICO FIRST AMERICAN HUNGARIAN INSURANCE COMPANY (ELSO AMERIKAI-MAGYAR BIZTOSITO) ZRT. (HUNGARY)
15. ALICO ASIGURARI ROMANIA S.A. (ROMANIA)
16. ALICO ASSET MANAGEMENT CORP. (JAPAN)
17. ALICO COMPANIA de SEGUROS de RETIRO, S.A.(ARGENTINA)
18. ALICO COMPANIA de SEGUROS, S.A. (ARGENTINA)
19. ALICO EUROPEAN HOLDINGS LIMITED (IRELAND)
20. ALICO FUNDS CENTRAL EUROPE SPRAV. SPOL., A.S.(SLOVAKIA)
21. ALICO GESTORA de FONDOS y PLANOS de PENSIONES S.A. (SPAIN)
22. ALICO HELLAS SINGLE MEMBER LIMITED LIABILITY COMPANY (GREECE)
23. ALICO LIMITED(NIGERIA)
24. ALICO MANAGEMENT SERVICES LIMITED (UK)
25. ALICO MEXICO COMPANIA de SEGUROS de VIDA, S.A. de C.V.(MEXICO)
26. ALICO OPERATIONS, INC. (US)
27. ALICO SERVICES CENTRAL EUROPE S.R.O.(SLOVAKIA)
28. ALICO SOCIETATE de ADMINISTRARE a UNUI FOND de PENSII ADMINISTRAT PRIVAT S.A. (ROMANIA)
29. ALICO TRUSTEES LTD. (UK)
30. ALICO ZHIVOTOZASTRAHOVAT ELNO DRUZESTVO EAD (BULGARIA)
31. ALPHA PROPERTIES, INC. (US)
32. ALTERNATIVE FUEL I, LLC (DE)
33. AMCICO POJISTOVNA A.S. (CZECH REPUBLIC)

[1]	Does not include real estate joint ventures and partnerships of which MetLife, Inc. and/or its subsidiaries is an investment partner.

34. AMERICAN LIFE INSURANCE COMPANY (DE)
35. AMERICAN LIFE INSURANCE COMPANY (CYPRUS)LIMITED (CYPRUS)
36. AMERICAN LIFE LIMITED(NIGERIA)
37. AMPLICO LIFE-FIRST AMERICAN POLISH LIFE INSURANCE & REINSURANCE COMPANY, S.A.(POLAND)
38. AMPLICO POWSZECHNE TOWARTZYSTWO (POLAND)
39. AMPLICO SERVICES SP Z.O.O.(POLAND)
40. AMPLICO TOWARTZYSTWO FUNDUSZKY INWESTYCYJNYCH S.A. (POLAND)
41. ARDREY KELL TOWNHOMES, LLC (DE)
42. ASHTON SOUTHEND GP, LLC (DE)
43. BEST MARKET S.A. (ARGENTINA)
44. BETA PROPERTIES, INC. (DE)
45. BORDERLAND INVESTMENT LIMITED (DE)
46. BOULEVARD RESIDENTIAL, LLC (DE)
47. CC HOLDCO MANAGER, LLC (DE)
48. CITYPOINT HOLDINGS II LIMITED (UK)
49. CML COLUMBIA PARK FUND I LLC (DE)
50. COMMUNICATION ONE KABUSHIKI KAISHA (JAPAN)
51. COMPANIA PREVISIONAL METLIFE S.A. (BRAZIL)
52. CONVENT STATION EURO INVESTMENTS FOUR COMPANY (UK)
53. CORPORATE REAL ESTATE HOLDINGS, LLC (DE)
54. CORRIGAN TLP LLC (DE)
55. COVA LIFE MANAGEMENT COMPANY (DE)
56. CRB CO., INC. (MA)
57. DELAWARE AMERICAN LIFE INSURANCE COMPANY (DE)
58. DELTA PROPERTIES JAPAN, INC. (DE)
59. ECONOMY FIRE & CASUALTY COMPANY (IL)
60. ECONOMY PREFERRED INSURANCE COMPANY (IL)
61. ECONOMY PREMIER ASSURANCE COMPANY (IL)
62. EL CONQUISTADOR MAH II LLC (DE)
63. ENTERPRISE GENERAL INSURANCE AGENCY, INC. (DE)
64. ENTRECAP REAL ESTATE II LLC (DE)
65. EPSILON PROPERTIES JAPAN, INC. (DE)
66. EURO CL INVESTMENTS, LLC (DE)
67. EURO TI INVESTMENTS LLC (DE)
68. EURO TL INVESTMENTS LLC (DE)
69. EXETER REASSURANCE COMPANY, LTD. (CAYMAN ISLANDS)
70. FEDERAL FLOOD CERTIFICATION LLC (TX)
71. FINANCIAL LEARNING KABUSHIKI KAISHA (JAPAN)
72. FIRST HUNGARIAN-AMERICAN INSURANCE AGENCY LIMITED (HUNGARY)
73. FIRST METLIFE INVESTORS INSURANCE COMPANY (NY)
74. FUNDACION METLIFE MEXICO, A.C. (MEXICO)
75. GALIC HOLDINGS LLC (DE)
76. GBN,LLC (DE)
77. GENERAL AMERICAN LIFE INSURANCE COMPANY (MO)
78. GLOBAL PROPERTIES, INC. (DE)
79. GREATER SANDHILL I, LLC (DE)

80. GREENWICH STREET CAPITAL OFFSHORE FUND, LTD (VIRGIN ISLANDS)
81. GREENWICH STREET INVESTMENTS, L.L.C. (DE)
82. GREENWICH STREET INVESTMENTS, L.P. (DE)
83. HEADLAND PROPERTIES ASSOCIATES (CA)
84. HEADLAND-PACIFIC PALISADES, LLC (CA)
85. HOUSING FUND MANAGER, LLC (DE)
86. HPZ ASSETS LLC (DE)
87. HYATT LEGAL PLANS OF FLORIDA, INC. (FL)
88. HYATT LEGAL PLANS, INC. (DE)
89. INTERNATIONAL INVESTMENT HOLDING COMPANY LIMITED (RUSSIA)
90. INTERNATIONAL TECHNICAL AND ADVISORY SERVICES LIMITED (DE)
91. INVERSIONES METLIFE HOLDCO DOS LIMITADA (Chile)
92. IRIS PROPERTIES, INC. (DE)
93. KAPPA PROPERTIES JAPAN, INC. (DE)
94. LEGALGROUP S.A. (CHILE)
95. LEGAL CHILE S.A.(CHILE)
96. MET P&C MANAGING GENERAL AGENCY, INC. (TX)
97. MET II OFFICE LLC (FL)
98. MET II OFFICE MEZZANINE, LLC (FL)
99. MET1 SIEFORE, S.A. de C.V. (MEXICO)
100. MET2 SIEFORE, S.A. de C.V. (MEXICO)
101. MET3 SIEFORE BASICA, S.A. de C.V. (MEXICO)
102. MET4 SIEFORE, S.A. de C.V. (MEXICO)
103. MET5 SIEFORE, S.A. de C.V. (MEXICO)
104. META SIEFORE ADICIONAL, S.A. de C.V. (MEXICO)
105. METCANADA INVESTMENTS LTD. (CANADA)
106. METLIFE 1201 TAB MEMBER, LLC (DE)
107. METLIFE ADMINISTRADORA DE FUNDOS MULTIPATROCINADOS LTDA. (BRAZIL)
108. METLIFE ADVISERS, LLC (MA)
109. METLIFE AFORE, S.A. DE C.V. (MEXICO)
110. METLIFE AKCIONARSKA DRUSTVOZA za ZIVOTNO OSIGURANJE (SERBIA)
111. METLIFE ALICO LIFE INSURANCE COMPANY S.A. (GREECE)
112. METLIFE ALICO LIFE INSURANCE K.K. (JAPAN)
113. METLIFE AMSLICO POIST’OVNA A.S.(SLOVAKIA)
114. METLIFE ASIA PACIFIC LIMITED (HONG KONG)
115. METLIFE ASSOCIATES LLC (DE)
116. METLIFE ASSURANCE LIMITED (UK)
117. METLIFE AUTO & HOME INSURANCE AGENCY, INC. (RI)
118. METLIFE BANK, NATIONAL ASSOCIATION (USA) 119. METLIFE BIZTOSITO ZRT. (HUNGARY)
120. METLIFE CANADA/ METVIE CANADA (CANADA)
121. METLIFE CANADIAN PROPERTY VENTURES LLC (NY)
122. METLIFE CAPITAL CREDIT L.P. (DE)
123. METLIFE CAPITAL TRUST IV (DE)
124. METLIFE CAPITAL TRUST X (DE)
125. METLIFE CAPITAL, LIMITED PARTNERSHIP (DE)

126. METLIFE CC MEMBER, LLC (DE)
127. METLIFE CHILE ADMINISTRADORA DE MUTUOS HIPOTECARIOS S.A. (CHILE)
128. METLIFE CHILE INVERSIONES SPA (CHILE)
129. METLIFE CHILE SEGUROS DE VIDA S.A. (CHILE)
130. METLIFE CREDIT CORP.(DE)
131. METLIFE DIRECT CO.,LTD.(JAPAN)
132. METLIFE EMEKLILIK DE HAYAT A.S. (TURKEY)
133. METLIFE EU HOLDING COMPANY LIMITED (IRELAND) 134. METLIFE EUROPE INSURANCE LIMITED (IRELAND)
135. METLIFE EUROPE LIMITED (IRELAND)
136. METLIFE EUROPE SERVICES LIMITED (IRELAND)
137. METLIFE EUROPEAN HOLDINGS, LLC. (DE)
138. METLIFE EXCHANGE TRUST I (DE)
139. METLIFE FUNDING, INC. (DE)
140. METLIFE GENERAL INSURANCE LIMITED (AUSTRALIA)
141. METLIFE GLOBAL HOLDING COMPANY I GmbH (SWISS I)(SWITZERLAND)
142. METLIFE GLOBAL HOLDING COMPANY II GmbH (SWISS II)(SWITZERLAND)
143. METLIFE GLOBAL HOLDINGS CORPORATION (MEXICO)
144. METLIFE GLOBAL OPERATIONS SUPPORT CENTER PRIVATE LIMITED(INDIA)
145. METLIFE GLOBAL, INC. (DE)
146. METLIFE GREENSTONE SOUTHEAST VENTURE, LLC (DE)
147. METLIFE GROUP, INC. (NY)
148. METLIFE HEALTH PLANS, INC. (DE)
149. METLIFE HOLDINGS, INC. (DE)
150. METLIFE HOLDINGS (CYPRUS)LIMITED (CYPRUS)
151. METLIFE HOME LOANS LLC (DE)
152. METLIFE INSURANCE AND INVESTMENT TRUST (AUSTRALIA)
153. METLIFE INSURANCE COMPANY OF CONNECTICUT (CT)
154. METLIFE INSURANCE LIMITED (AUSTRALIA)
155. METLIFE INSURANCE LIMITED (UNITED KINGDOM)
156. METLIFE INSURANCE S.A./NV (BELGIUM)
157. METLIFE INTERNATIONAL HOLDINGS, INC. (DE)
158. METLIFE INTERNATIONAL LIMITED, LLC (DE)
159. METLIFE INVESTMENTS ASIA LIMITED (HONG KONG)
160. METLIFE INVESTMENT FUNDS SERVICES LLC (NJ)
161. METLIFE INVESTMENTS LIMITED (UNITED KINGDOM)
162. METLIFE INVESTMENT MANAGEMENT, LLC (DE)
163. METLIFE INVESTMENTS PTY LIMITED (AUSTRALIA)
164. METLIFE INVESTORS DISTRIBUTION COMPANY (MO)
165. METLIFE INVESTORS GROUP, INC. (DE)
166. METLIFE INVESTORS INSURANCE COMPANY (MO)
167. METLIFE INVESTORS USA INSURANCE COMPANY (DE)
168. METLIFE IRELAND HOLDINGS ONE LIMITED (IRELAND)
169. METLIFE IRELAND TREASURY LIMITED (IRELAND)
170. METLIFE LATIN AMERICA ASESORIAS E INVERSIONES LIMITADA (CHILE)
171. METLIFE LHH MEMBER, LLC (DE)

172. METLIFE LIMITED (HONG KONG)
173. METLIFE LIMITED (UNITED KINGDOM)
174. METLIFE MEXICO CARES, S.A. DE C.V. (MEXICO)
175. METLIFE MEXICO S.A. (MEXICO)
176. METLIFE MEXICO SERVICIOS, S.A. DE C.V. (MEXICO)
177. METLIFE PENSIONES MEXICO S.A. (MEXICO)
178. METLIFE PENSIONS TRUSTEES LIMITED (UK)
179. METLIFE PLANOS ODONTOLOGICOS LTDA. (BRAZIL)
180. METLIFE POJISTOVNA A.S. (CZECH REPUBLIC)
181. METLIFE PRIVATE EQUITY HOLDINGS, LLC (DE)
182. METLIFE PROPERTIES VENTURES, LLC (DE)
183. METLIFE PROPERTY VENTURES CANADA ULC(CANADA)
184. METLIFE REAL ESTATE CAYMAN COMPANY (CAYMAN ISLANDS)
185. METLIFE REINSURANCE COMPANY OF CHARLESTON (SC)
186. METLIFE REINSURANCE COMPANY OF DELAWARE (DE)
187. METLIFE REINSURANCE COMPANY OF SOUTH CAROLINA (SC)
188. METLIFE REINSURANCE COMPANY OF VERMONT (VT)
189. METLIFE RENEWABLES HOLDING, LLC (DE)
190. METLIFE RETIREMENT SERVICES LLC (NJ)
191. METLIFE S.A.(FRANCE)
192. METLIFE SAENGMYOUNG INSURANCE COMPANY LTD. (SOUTH KOREA)-(also known as MetLife Insurance Company of Korea Limited)
193. METLIFE SECURITIES, INC. (DE)
194. METLIFE SEGUROS DE RETIRO S.A. (ARGENTINA)
195. METLIFE SEGUROS DE VIDA S.A. (ARGENTINA)
196. METLIFE SEGUROS DE VIDA S.A. (URUGUAY)
197. METLIFE SERVICES AND SOLUTIONS, LLC (DE)
198. METLIFE SERVICES EAST PRIVATE LIMITED (INDIA)
199. METLIFE SERVICES EEIG (IRELAND)
200. METLIFE SERVICES LIMITED (UNITED KINGDOM)
201. METLIFE SERVICES, SOCIEDAD LIMITADA (SPAIN)
202. METLIFE SERVICIOS S.A. (ARGENTINA)
203. METLIFE SOLUTIONS PTE. LTD. (SINGAPORE)
204. METLIFE SOLUTIONS S.A.S. (FRANCE)
205. METLIFE STANDBY I, LLC (DE)
206. METLIFE TOWER RESOURCES GROUP, INC. (DE)
207. METLIFE WORLDWIDE HOLDINGS, INC. (DE)
208. METPARK FUNDING, INC. (DE)
209. METROPOLITAN CASUALTY INSURANCE COMPANY (RI)
210. METROPOLITAN CONNECTICUT PROPERTIES VENTURES, LLC (DE)
211. METROPOLITAN DIRECT PROPERTY AND CASUALTY INSURANCE COMPANY (RI)
212. METROPOLITAN GENERAL INSURANCE COMPANY (RI)
213. METROPOLITAN GLOBAL MANAGEMENT, LLC. (DE)
214. METROPOLITAN GROUP PROPERTY AND CASUALTY INSURANCE COMPANY (RI)
215. METROPOLITAN LIFE ASIGURARI S.A.(ROMANIA)
216. METROPOLITAN LIFE INSURANCE COMPANY (NY)

217. METROPOLITAN LIFE INSURANCE COMPANY OF HONG KONG LIMITED (HONG KONG)
218. METROPOLITAN LIFE SEGUROS DE VIDA S.A. (URUGUAY)
219. METROPOLITAN LIFE SEGUROS E PREVIDÊNCIA PRIVADA S.A. (BRAZIL)
220. METROPOLITAN LLOYDS, INC. (TX)
221. METROPOLITAN PROPERTY AND CASUALTY INSURANCE COMPANY (RI)
222. METROPOLITAN REINSURANCE COMPANY (U.K.) LIMITED (UNITED KINGDOM)
223. METROPOLITAN TOWER LIFE INSURANCE COMPANY (DE)
224. METROPOLITAN TOWER REALTY COMPANY, INC.(DE)
225. METROPOLITAN TRAINING & CONSULTING S.R.L. (ROMANIA)
226. MEX DF PROPERTIES, LLC (DE)
227. MIDTOWN HEIGHTS, LLC (DE)
228. MISSOURI REINSURANCE, INC. (CAYMAN ISLANDS)
229. ML CAPACITACION COMERCIAL S.A. DE C.V. (MEXICO)
230. MLA COMERCIAL, S.A. DE C.V. (MEXICO)
231. MLA SERVICIOS, S.A. DE C.V. (MEXICO)
232. MLGP LAKESIDE, LLC (DE)
233. MLIC ASSET HOLDINGS II LLC (DE)
234. MLIC ASSET HOLDINGS LLC (DE)
235. MLIC CB HOLDINGS LLC (DE)
236. MSV IRVINE PROPERTY, LLC (DE)
237. MTC FUND I, LLC (DE)
238. MTC FUND II, LLC (DE)
239. MTC FUND III, LLC (DE)
240. MTL LEASING, LLC (DE)
241. NAGASAKI OPERATION YUGEN KAISHA (JAPAN)
242. NATILOPORTEM HOLDINGS, INC. (DE)
243. NEW ENGLAND LIFE INSURANCE COMPANY (MA)
244. NEW ENGLAND SECURITIES CORPORATION (MA)
245. NEWBURY INSURANCE COMPANY, LIMITED (BERMUDA)
246. OCONEE GOLF COMPANY, LLC (DE)
247. OCONEE HOTEL COMPANY, LLC (DE)
248. OCONEE LAND COMPANY, LLC (DE)
249. OCONEE LAND DEVELOPMENT COMPANY, LLC (DE)
250. OCONEE MARINA COMPANY, LLC (DE)
251. OMI MLIC INVESTMENTS LIMITED (CAYMAN ISLANDS)
252. ONE FINANCIAL PLACE CORPORATION (DE)
253. PARA-MET PLAZA ASSOCIATES (FL)
254. PARK TWENTY THREE INVESTMENTS COMPANY (UNITED KINGDOM)
255. PJSC ALICO UKRAINE (UKRAINE)
256. PLAZA DRIVE PROPERTIES LLC (DE)
257. PLAZA LLC (CT)
258. PREFCO DIX-HUIT LLC (CT)
259. PREFCO FOURTEEN LIMITED PARTNERSHIP (CT)
260. PREFCO IX REALTY LLC (CT)
261. PREFCO TEN LIMITED PARTNERSHIP (CT)
262. PREFCO TWENTY LIMITED PARTNERSHIP (CT)

263. PREFCO VINGT LLC (CT)
264. PREFCO X HOLDINGS LLC (CT)
265. PREFCO XIV HOLDINGS LLC (CT)
266. RIVERWAY RESIDENTIAL, LP (DE)
267. SAFEGUARD HEALTH PLANS, INC. (CA)
268. SAFEGUARD HEALTH PLANS, INC. (FL)
269. SAFEGUARD HEALTH PLANS, INC. (NV)
270. SAFEGUARD HEALTH PLANS, INC. (TX)
271. SAFEGUARD HEATLH ENTERPRISES, INC. (DE)
272. SAFEHEALTH LIFE INSURANCE COMPANY (CA)
273. SERVICIOS ADMINISTRATIVOS GEN, S.A. DE C.V. (MEXICO)
274. ST. JAMES FLEET INVESTMENTS TWO LIMITED (CAYMAN ISLANDS)
275. TEN PARK SPC (CAYMAN ISLANDS)
276. THE BUILDING AT 575 FIFTH AVENUE MEZZANINE LLC (DE)
277. THE BUILDING AT 575 FIFTH LLC (DE)
278. THE DIRECT CALL CENTRE PTY LIMITED (AUSTRALIA)
279. THE PROSPECT COMPANY (DE)
280. THE WORTHINGTON SERIES TRUST (DE)
281. TIC EUROPEAN REAL ESTATE LP, LLC (DE)
282. TLA HOLDINGS II LLC (DE)
283. TLA HOLDINGS III LLC (DE)
284. TLA HOLDINGS LLC (DE)
285. TOWER SQUARE SECURITIES, INC. (CT)
286. TRAL & CO.(CT)
287. TRANSMOUNTAIN LAND & LIVESTOCK COMPANY (MT)
288. TRAVELERS INTERNATIONAL INVESTMENTS LTD. (CAYMAN ISLANDS)
289. TREMONT PARTNERS, LP(DE)
290. WALNUT STREET SECURITIES, INC. (MO)
291. WFP 1000 HOLDING COMPANY GP, LLC (DE)
292. WHITE OAK ROYALTY COMPANY (OK)
293. ZAO ALICO INSURANCE COMPANY (RUSSIA)
294. ZAO MASTER D (RUSSIA)
295. ZEUS ADMINISTRATION SERVICES LIMITED (UK)

METLIFE, INC.

As of December 31, 2012

Companies of which MetLife, Inc. directly or indirectly has actual ownership (for its own account) of 10% through 99% of the total outstanding voting stock2

1.	ALICO MUTUAL FUND MANAGEMENT COMPANY (GREECE) 90%

2.	ALICO PROPERTIES, INC. (DE) 51%

3.	AMERICAN LIFE INSURANCE COMPANY LTD. (PAKISTAN) 81.96%

4.	HESTIS S.A.(FRANCE) 66.06%

5.	METLIFE COLOMBIA SEGUROS de VIDA S.A.(COLUMBIA) 94.989811%

6.	METLIFE INDIA INSURANCE COMPANY LIMITED (26%) (INDIA)

7.	METROPOLITAN LLOYDS INSURANCE COMPANY OF TEXAS[3] (TX)

8.	PHARAONIC AMERICAN LIFE INSURANCE COMPANY (EGYPT)84.125%

9.	PILGRIM ALTERNATIVE INVESTMENTS OPPORTUNITY FUND III ASSOCIATES, LLC (67%) (CT)

[2]	does not include real estate joint ventures and partnerships of which MetLife, Inc. and/or its subsidiaries is an investment partner.
[3]	Affiliate